                                                                   EXHIBIT 10.41


                                   LINEO, INC.

                              STOCKHOLDER AGREEMENT

         THIS STOCKHOLDER AGREEMENT (this "AGREEMENT") is made and entered into as of _______________ 2000 by and between Lineo, Inc., a Delaware corporation (the "COMPANY"), Caldera Systems, Inc., a Delaware corporation ("CALDERA") The Canopy Group, a Utah corporation ("CANOPY"), Bryan Sparks, an individual ("SPARKS"), Dry Canyon Holding Company, LLC, a Utah limited liability company ("DRY CANYON"), and Metrowerks Holdings, Inc., a Delaware corporation ("METROWERKS"). Caldera, Canopy, Sparks and Dry Canyon are sometimes collectively referred to herein as the "STOCKHOLDERS," and each individually as a "STOCKHOLDER."

                                    RECITALS

         A In connection with the issuance of that certain Common Stock Warrant of even date herewith (the "Warrant") pursuant to the terms of the Warrant Purchase Agreement of even date herewith (the "Warrant Purchase Agreement") by and between the Company and Metrowerks, and that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") by and among Metrowerks, Canopy, and Caldera, the parties wish to make certain arrangements in connection with the sale of all of the shares of common stock of the Company currently owned by Sparks, Dry Canyon, Caldera and Canopy (collectively, the "STOCK").

         B. The Company and Metrowerks also wish to enter into an arrangement whereby Metrowerks has the ability to negotiate with the Company with respect to a Major Transaction, as defined below.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

                                   SECTION 1

                           RIGHT OF FIRST OPPORTUNITY

         1.1 GENERAL. Subject to the terms and conditions specified in this
Section 1, each Stockholder hereby grants to Metrowerks a right of first opportunity with respect to future sales by any Stockholder of such Stockholder's shares of the Stock.

         1.2 STOCKHOLDER OFFERING. Each time a Stockholder proposes to offer for sale any of the Stock, such Stockholder shall first make an offering of such Stock to Metrowerks in accordance with the provisions of this Section 1; thereafter Metrowerks may exercise its right of first opportunity in accordance with the procedures set forth below.

         1.3 NOTICE OF SALES BY STOCKHOLDER. If any Stockholder proposes to sell or transfer any Stock, then such Stockholder shall promptly give written notice (the "NOTICE") to Metrowerks. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares to be sold or transferred, the nature of such


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sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

         1.4 METROWERKS' RIGHT TO PURCHASE. Within forty-five (45) calendar days after receiving the Notice, Metrowerks may elect to purchase or obtain, at the price and on the terms specified in the Notice, all of the shares proposed to be sold as described in the Notice; provided, however, that if any Notice is delivered after the effective date of the Company's first firmly underwritten public offering of its securities (the "Initial Public Offering"), and such Notice describes a sale or transfer exclusively on the public market (a "Public Sale"), Metrowerks must make such election within twenty-four (24) hours of receipt of the Notice; provided, further, that any such Public Sale must (i) be a "brokers' transaction" as defined in Rule 144(g) of the Securities Act of 1933, as amended (the "Securities Act"), and (ii) not result in the transfer of greater than 15% of such Stockholder's Stock to any single entity or group of affiliated entities; and copies of all filings with the Securities Exchange Commission in connection with any Public Sale must be furnished to Metrowerks in advance of any such sale. Notwithstanding anything herein to the contrary, in the event of a Public Sale by any Stockholder in connection with the Company's registration of securities pursuant to Section 5.2 of that certain Investor Rights Agreement dated as of February 17, 2000, by and among the Company and the parties thereto, as amended (the "Investor Rights Agreement", and such sale, the "Piggyback Sale"), Metrowerks must make such election within 20 days after receipt of the written notice from the Company provided for in Section 5.2(a)(ii) of the Investor Right Agreement.

         1.5 UNPURCHASED SHARES. If all of the shares of Stock referred to in the Notice are not elected to be purchased as provided in Section 1.4, the Stockholder may, in the case of a sale other than a Public Sale or a Piggyback Sale, during the 60-day period following the expiration of the period provided in Section 1.4 offer such unpurchased Stock to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If either (i) in the case of a sale other than a Public Sale or a Piggyback Sale, the Stockholder does not enter into an agreement for the sale of the Stock within such period, or if such agreement is not consummated within 30 days of the execution thereof, (ii) in the case of a Public Sale, if the sale is not consummated within the 7-day period following the expiration of the period provided in Section 1.4, or (iii) in the case of a Piggyback Sale, if the sale is not consummated within the 7-day period following the effective date of the registration statement filed by the Company pursuant to Section 5.2 of the Investor Rights Agreement, the right provided hereunder shall be deemed to be revived and such Stock shall not be offered unless first reoffered to Metrowerks in accordance herewith. Notwithstanding anything herein to the contrary, the amount of time in which such Stockholder must consummate a sale of Stock before Metrowerks' rights hereunder are revived will be tolled to allow such Stockholder to comply with any federal or state securities, antitrust, or other similar laws, rules or regulations; provided, however, that no such tolling will apply to the extent that any delay is the result of or is caused by the actions of the Stockholder or the third party to whom such Stockholder intends to sell the Stock.

         1.6 VOID TRANSFERS. Notwithstanding the foregoing, any attempt by a Stockholder to transfer Stock in violation of Section 1 hereof, shall be void and the Company agrees it will not effect such a void transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of Metrowerks.


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                                   SECTION 2

                          CHANGE IN CONTROL TRANSACTION

         2.1 The Company shall not enter into an agreement with any third party providing for (i) any transaction, including, without limitation, a merger, consolidation, or sale of securities (whether outstanding prior to the transaction or issued in such transaction), pursuant to which the stockholders of the Company immediately prior to the effective date of such transaction(s) would have beneficial ownership of less than fifty percent (50%) of the total combined voting power for the election of directors of the surviving corporation immediately following such transaction, or (ii) the sale of all or substantially all of the assets of the Company ((i) and (ii), each a "Major Transaction"), other than as expressly provided in this Section 2.

         2.2 In the event that the Board of Directors of the Company desires to make or accept a bona fide offer to be acquired (a "Proposal") by a third party (the "Acquiror") by means of a Major Transaction, the Company shall provide a written offer to Metrowerks (the "Major Transaction Notice"), either (i) in the event that the Board of Directors receives a Proposal (a "Third Party Proposal"), within two (2) business days of the decision by the Board of Directors to either (A) accept, subject to the Company's obligations to Metrowerks as set forth in Section 2.4 below, such Third Party Proposal, or (B) begin an auction process (a "Company Auction") for the sale of the Company, or
(ii) where the Board of Directors has decided to initiate a Proposal (a "Company Proposal"), subject to the provisions of Section 2.3 below, at any time prior to such delivery to any third party, whereby, (A) in the case of a Company Proposal, subject to the provisions of Section 2.3 below, Metrowerks may acquire the same interest in the Company or its assets, as the case may be, on terms and conditions, including price, not less favorable to Metrowerks than those contained in the Company Proposal, or (B) in the case of a Third Party Proposal or a Company Auction, Metrowerks shall have the right to submit an offer to the Company, as set forth in Section 2.4 below. The Major Transaction Notice shall include the following information: (i) the identity of the Acquiror (if known) and (ii) the specific terms of the Third Party Proposal, the Company Proposal, or the Company Auction, as the case may be. Further, the Company shall provide a true and complete copy of the Third Party Proposal or the Company Proposal, as the case may be, if in writing, or a written summary of the material terms thereof if such Third Party Proposal or Company Proposal, as the case may be, is not in writing, as well as access to (and copies of, if requested) all documents containing nonpublic information of the Company that are or have been supplied to the Acquiror.

         2.3 In the case of a Company Proposal, Metrowerks shall have twenty
(20) business days (which time period may be extended by mutual written agreement) following its receipt of the Major Transaction Notice in which to provide written notice to the Company of its willingness to enter into a Major Transaction on such terms and conditions, including price, as set forth in the Major Transaction Notice (the "Acceptance"); provided, however, that at any time prior to the submission of the Company Proposal to Metrowerks and/or acceptance by Metrowerks of such Company Proposal, the Board of Directors of the Company may, in its sole discretion, determine that it is in the best interest of the Company and the Company's stockholders to initiate a Company Auction for the purchase and sale of the Company, and that failure to do so would constitute a breach of the fiduciary duties of the Board of Directors, in which case, the Company shall have the right to submit such Company Proposal to, and/or solicit


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Third Party Proposals from, third parties in addition to Metrowerks.
Notwithstanding anything to the contrary in this Section 2.3, in no event shall any third party receive a Company Proposal or be solicited for a Third Party Proposal at any time prior to Metrowerks' receipt of the Major Transaction Notice pursuant to Section 2.2 above. Metrowerks shall continue to have the right to receive notice of any Third Party Proposals received as a result of a Company Auction, and to participate in the Company Auction, as set forth in
Section 2.4 below.

         2.4 In the case of a Third Party Proposal or a Company Auction, Metrowerks shall have twenty (20) business days (which time period may be extended by mutual written agreement) following its receipt of the Major Transaction Notice in which to provide written notice to the Company (the "Metrowerks Offer") of the price, terms and conditions upon which Metrowerks would be willing to acquire the Company by means of a Major Transaction. The Company shall then have five (5) business days (which time period may be extended by mutual written agreement) following its receipt of the Metrowerks Offer in which to provide either (i) written notice to Metrowerks of its acceptance (the "Notice of Acceptance") or rejection (the "Notice of Rejection") of the Metrowerks Offer, or (ii) a true and complete copy of any amended Third Party Proposal (the "Acquiror Counter-Offer"). Metrowerks shall have five (5) business days following its receipt of any Acquiror Counter-Offer or the Notice of Rejection in which to deliver to the Company a written amendment to the Metrowerks Offer (such amendment shall be considered a Metrowerks Offer for all purposes under this Section 2). Notwithstanding anything herein to the contrary, the Company shall not be obligated to accept any Metrowerks Offer; provided, however, that the Company cannot enter into any Major Transaction pursuant to a Third Party Proposal or an Acquiror Counter-Offer on economic terms, including price, that are less favorable to the Company, when taken as a whole, than the terms set forth in any Metrowerks Offer.

         2.5 In the event that:

                  (a) Metrowerks does not deliver the Acceptance or the Metrowerks Offer, as the case may be, to the Company within twenty (20) business days (or other mutually agreed upon time period, as set forth above), after its receipt of the Major Transaction Notice;

                  (b) Metrowerks does not deliver a Metrowerks Offer to the Company within five (5) business days (or other mutually agreed upon time period, as set forth above), after its receipt of any Acquiror Counter-Offer; or


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                  (c) Within sixty (60) days (or other mutually agreed upon time period) following the date of Metrowerks' delivery of the Acceptance or the Company's delivery of the Notice of Acceptance, Metrowerks and the Company have not signed a definitive agreement to complete the Major Transaction described in the Major Transaction Notice or the Metrowerks Offer, as the case may be (provided that each of the parties thereto acted in good faith in negotiating such agreement), then, (i) in the case of a Company Proposal, within 90 days of the date of delivery of such Company Proposal, or (ii) in the case of a Third Party Proposal, the greater of (A) 90 days after the Company's receipt of the Third Party Proposal, and (B) 30 days after the date of delivery of the last Metrowerks Offer, the Company may consummate a Major Transaction with the Acquiror, on economic terms, including price, that are no less favorable to the Company, when taken as a whole, than the most favorable terms set forth in any Metrowerks Offer, or if more favorable to the Company, the Major Transaction Notice. In the event that the Company and the Acquiror do not consummate such Major Transaction within such 90 or 30 day period, as the case may be, then the Proposal shall be deemed to lapse and any agreement to consummate a Major Transaction shall be deemed to be in violation of this Section 2 unless Metrowerks is once again afforded the right of first refusal provided for in this Section 2 with respect to such Company Proposal or Third Party Proposal, as the case may be.

         2.6 The Company agrees to act in good faith in all respects concerning the carrying out of the intent of this Section 2 and shall use its best efforts to ensure that its employees, stockholders, directors and other agents abide by the intent of this Section 2 and do not take any action inconsistent with this
Section 2.

         2.7 FIDUCIARY OBLIGATIONS. Fiduciary Obligations. Notwithstanding any of the foregoing provisions, nothing contained in this Agreement shall prevent the Company from taking any action with respect to a potential Major Transaction which, after consultation with outside counsel, the Board of Directors of the Company determines is necessary to prevent a breach of its fiduciary duties or other legal obligations.

                                   SECTION 3

                                EXEMPT TRANSFERS

         3.1 STOCKHOLDERS' RIGHTS. Notwithstanding the foregoing, the rights of Metrowerks under Section 1 shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest,
(ii) any transfer to the ancestors, descendants or spouse of Stockholder or to trusts for the benefit of such persons pursuant to legitimate estate planning practices; or (iii) any other bona fide gift or donation to a charitable or religious organization that is an "exempt organization" within the meaning of
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (a "Charitable Organization"); provided that (A) Stockholder shall inform Metrowerks of such pledge, transfer, gift or donation prior to effecting it and
(B) the pledgee, transferee or donee shall furnish Metrowerks with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Stock shall remain "STOCK" hereunder, and such pledgee, transferee or donee shall be treated as a "STOCKHOLDER" for purposes of this Agreement. Notwithstanding anything herein to the contrary,


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the rights of Metrowerks under Section 1 shall not apply to any transfer or series of transfers of up to an aggregate of 750,000 shares of Stock by Sparks in one or more transactions to any one or more Charitable Organizations.

                                   SECTION 4

                                     LEGEND

         4.1 LEGEND. Each certificate representing shares of Stock now or hereafter owned by the Stockholders or issued to any person in connection with a transfer pursuant to Section 3.1 hereof shall be endorsed with the following legend:

                  "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDER AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

         4.2 REMOVAL. Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

                                   SECTION 5

                                  MISCELLANEOUS

         5.1 GOVERNING LAW. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

         5.2 AMENDMENT. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of each of the parties to this Agreement, or their lawful assigns, if applicable; provided, however, that any amendment which does not adversely effect the rights of a Stockholder may be approved by the Company, Metrowerks, and the Stockholders who hold, in the aggregate, a majority of the Stock.

         5.3 ASSIGNMENT OF RIGHTS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of Metrowerks hereunder are only assignable with the written consent of the Company and the Stockholder.


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         5.4 TERM. Except for Section 1, the provisions of this Agreement shall terminate upon the closing of a Change in Control Transaction.

         5.5 OWNERSHIP. Each Stockholder represents and warrants that it is the sole legal and beneficial owner of the shares of Stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

         5.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) five days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate, or (iii) when transmitted if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case notice shall be sent to the addresses set forth on the signature page.

         5.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         5.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         5.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         5.10 DISPUTE RESOLUTION. In the event that after the date hereof, there is any dispute between any of the Company, Metrowerks and any Stockholder, then the following procedure shall be followed:

                  (a) Upon the occurrence of such a dispute either the Company, such Stockholder(s) or Metrowerks may by written notice (the "Initial Notice") to the other parties call for the consideration of such dispute by the Company and such Stockholder(s), on the one hand, and the general manager of the Metrowerks Division of Motorola's Semiconductor Products Sector ("SPS"), or such person's successor (such persons, the "Transaction Committee"). The Transaction Committee shall meet to discuss, review and attempt to resolve the dispute. The Transaction Committee may be assisted by other advisors, including accountants, attorneys, and employees, in its discussions and review.

                  (b) If the Transaction Committee is unable to reach an agreement under clause (a) above within thirty (30) days of the Initial Notice, then each of the Company, Metrowerks and such Stockholder(s) shall call for a higher level resolution discussion, pursuant to which Metrowerks shall designate in writing by notice to the Company and such Stockholder(s) within ten (10) days after the expiration of such thirty (30) day period a higher level management


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employee which shall be the President of SPS, or an equivalent position, as the case may be, (a "High Level Management Employee") to discuss and attempt to resolve the dispute. Such High Level Management Employee may be assisted by other advisors, including accountants, attorneys, and employees, in his or her discussions and negotiations with the other party. The Company, such Stockholder(s) and Metrowerks agree to negotiate in good faith with one another for an additional period ending sixty (60) days after the date of the Initial Notice.

                  (i) In the event the dispute remains unresolved after the passage of sixty (60) days after the date of the Initial Notice, then such parties may attempt to settle any claim or controversy arising out of it through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by Metrowerks, the Company and such Stockholder(s) (the "Mediator"). Neither the Company, Metrowerks nor such Stockholder(s) may unreasonably withhold consent to the selection of a mediator, and the Company, Metrowerks and such Stockholder(s) will share the costs of the mediation equally.

                  (c) Any dispute which the Company, Metrowerks and the Stockholder(s) cannot resolve through negotiation or mediation within ninety
(90) days of the date of the initial demand for it by any of the Company, Metrowerks or such Stockholder(s) may then be submitted to the courts within the State of Delaware for resolution. The use of any procedures under this Section
5.10 will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party, and nothing in this paragraph will prevent either the Company, the Stockholder(s) or Metrowerks from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

         5.11 INDEMNIFICATION. Each Stockholder and the Company agrees, severally and not jointly, from and after the date of this Agreement until the first anniversary hereof, to indemnify and hold harmless Metrowerks and Metrowerks' general partners, if any (collectively, the "Indemnitees"), against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions that arise out of or are based upon any breach of any representation, warranty, agreement or covenant of the Company and the Stockholders contained herein; provided, however, that such indemnification shall be limited to the amounts paid by Metrowerks to such Stockholder or the Company pursuant to (i) in the case of Canopy and Caldera, the Stock Purchase Agreement, and (ii) in the case of the Company and Sparks, the Warrant Purchase Agreement and the Warrant (including all sums, if any, paid upon exercise of the Warrant). Upon written request, each Stockholder and the Company agrees to reimburse the Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The Indemnitee may select their own counsel.


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         5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or telefax, each of which may be executed by less than all of the Stockholders, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.



                     (This space intentionally left blank.)


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         IN WITNESS WHEREOF, the parties have executed this Stockholder
Agreement on the day and year first set forth above.

                                           THE COMPANY:

                                           LINEO, INC.


                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                           Address: Lineo, Inc.
                                                    383 S. 520 W.
                                                    Lindon, Utah 84042
                                                    Attn: President

                                           THE STOCKHOLDERS:


                                           CALDERA SYSTEMS, INC.

                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                           Address: Caldera Systems, Inc.
                                                    240 West Center Street
                                                    Orem, UT 84057
                                                    Attn: President


                                           THE CANOPY GROUP, INC.

                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                           Address: The Canopy Group, Inc.
                                                    240 West Center Street
                                                    Orem, UT 84057
                                                    Attn:  Ralph Yarro



                                           -------------------------------------
                                                       Bryan Sparks

                                           Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

                                                    Attn:
                                                         -----------------------


                                           DRY CANYON HOLDINGS, LLC.

                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------


                                           Address: Dry Canyon Holdings, LLC.
                                                    390 South 400 West
                                                    Lindon, UT 84042
                                                    Attn: Bryan Sparks

                                     METROWERKS:

                                     METROWERKS HOLDINGS, INC.

                                     By:
                                           -------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------

                                     Address:        Metrowerks Holdings, Inc.
                                                     9801 Metric Boulevard
                                                     Austin, TX 78758
                                                     Attn: President


                                     with a copy to:
                                                     Motorola, Inc.
                                                     Law Department
                                                     1303 E. Algonquin Road
                                                     Schaumberg, IL 60196
                                                     Attention:  General Counsel